EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


American Goldrush Corporation
Vancouver, Canada

We hereby consent to the use in the Prospectus constituting a part of this F-1 Registration Statement of our reports dated October 14, 2004 relating to the financial statements of American Goldrush Corporation ("the Company"), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




/S/ BDO DUNWOODY LLP
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BDO DUNWOODY LLP

Vancouver, Canada
November 22, 2004